Exhibit 10.3

GUARANTY
(Payment and Performance)

THIS GUARANTY (this "Guaranty") is executed effective as of August 26, 2026, by **PARKS! AMERICA, INC.**, a Nevada corporation ("Guarantor"), for the benefit of **CENDERA BANK**, a Texas state bank (together with its successors and assigns, "Lender").

RECITALS:

WHEREAS, pursuant to that certain Promissory Note, dated of even date herewith, executed by **WILD ANIMAL SAFARI, INC.**, a Georgia corporation ("Borrower") and payable to the order of Lender in the original stated principal amount of **ONE MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,300,000.00)** (together with all renewals, modifications, increases and extensions thereof, the "Note"), Borrower has become indebted and may from time to time be further indebted, to Lender with respect to a loan (the "Loan") which is made pursuant to that certain Loan Agreement, dated of even date herewith, between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Loan Agreement"), which Loan is secured by, inter alia, that certain Deed to Secure Debt, Assignment of Rents, Security Agreement and Fixture Financing Statement, dated of even date herewith, granted by Borrower in favor of Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Lien Instrument"), and further evidenced, secured or governed by other documents, instruments and agreements executed in connection with the Loan including, without limitation, that certain Environmental Indemnity Agreement, dated of even date herewith (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Environmental Indemnity") (this Guaranty and all of the foregoing and all other documents related to the Loan, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, being, collectively, the "Loan Documents");

WHEREAS, Lender is not willing to amend the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees to Lender the payment of the Guaranteed Debt (as herein defined) and the timely performance of the Guaranteed Obligations (as herein defined); and

WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower and will directly or indirectly benefit from Lender making the Loan to Borrower.

NOW, THEREFORE, as an inducement to Lender to amend the Loan Agreement and to amend the Loan to Borrower, and to extend such additional credit as Lender may from time to time agree to extend, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor, intending to be legally bound hereby, represents and warrants to Lender and covenants and agrees with Lender as follows:

ARTICLE I
NATURE AND SCOPE OF GUARANTY

1.1 Guaranty and Agreement to be Primarily Obligated.

(a) Guaranty of Payment. Guarantor hereby irrevocably and unconditionally, jointly and severally, guarantees to Lender and its successors and assigns the payment of the Guaranteed Debt as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that Guarantor is liable for the Guaranteed Debt as a primary obligor.

(b) Guaranty of Performance. Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees to Lender the full, complete and timely performance of all of the Guaranteed Obligations, including, without limitation, that Borrower will duly and punctually perform, observe and comply with all of the terms, covenants and conditions of the Note, the Loan Agreement, the Lien Instrument and the other Loan Documents, whether according to the present terms thereof, at any earlier or accelerated date or dates as provided therein, or pursuant to any extension of time or to any change or changes in the terms, covenants or conditions thereof now or hereafter made or granted. If any of the Guaranteed Obligations are not complied with or performed in any respect whatsoever, and without the necessity of any notice from Lender to Guarantor, Guarantor agrees to (i) assume all responsibility for the full, complete and timely performance of the Guaranteed Obligations and, at Guarantor's own cost and expense, to perform and cause performance of all the Guaranteed Obligations in strict accordance with the terms of the Loan Documents; and (ii) INDEMNIFY, DEFEND AND HOLD LENDER HARMLESS FROM AND AGAINST ANY AND ALL LOSS, COST, LIABILITY OR EXPENSE THAT LENDER MAY SUFFER BY ANY REASON OF ANY SUCH NONCOMPLIANCE OR NONPERFORMANCE. If after the occurrence of an Event of Default, and without limiting Lender's other rights and remedies, Lender, in its sole and absolute discretion, is dissatisfied with the progress of Borrower in satisfying the Guaranteed Obligations, Lender may, at its option, without notice to Guarantor or anyone else, cause the satisfaction of all or any of the Guaranteed Obligations before or after commencement of foreclosure proceedings or before or after exercise of any other right or remedy of Lender against Borrower or Guarantor. Guarantor hereby waives any right to contest any expenditures undertaken by Lender in such circumstance. The amount of any and all expenditures made by Lender for the foregoing purposes or resulting or arising from Guarantor's failure to perform the Guaranteed Obligations pursuant to the terms hereof shall be immediately due and payable by Guarantor to Lender upon demand (provided, however, that the failure of Lender to make such demand shall neither relieve nor discharge Guarantor in any respect of its obligations under this Guaranty, any condition or requirement of such demand to Guarantor's liability under this Guaranty being hereby waived by Guarantor) together with interest at the Default Interest Rate. Guarantor further acknowledges and agrees that Guarantor may be required to perform the Guaranteed Obligations in full without assistance or support from Borrower or any other Person. Guarantor agrees that if all or any part of the Guaranteed Obligations shall not be punctually performed when and as stated in the Loan Documents, Guarantor shall, immediately upon demand by Lender (provided, however, that the failure of Lender to make such demand shall neither relieve nor discharge Guarantor in any respect of its obligations under this Guaranty, any condition or requirement of such demand to Guarantor's liability under this Guaranty being hereby waived by Guarantor), perform the Guaranteed Obligations. Lender may, but shall have no obligation to, make demand(s) at any time coincident with or after the time for performance of all or part of the Guaranteed Obligations, and demand(s) may be made from time to time with respect to the same or different items of the Guaranteed Obligations. The obligations and liability of Guarantor under this Section 1.1(b) shall not be limited or restricted in any way by the existence of, or by any terms of, the guaranty of payment under Section 1.1(a) of this Guaranty.

1.2 **Definition of Guaranteed Debt and Guaranteed Obligations**.

(a) "Guaranteed Debt" shall mean:

(i) all principal, interest, reasonable attorneys' fees, commitment fees, liabilities for costs and expenses and any and all other indebtedness and liabilities of every kind and character of Borrower to Lender at any time created or arising in connection with the Loan, or any amendment thereto or substitution therefor, whether now or hereafter existing or arising, regardless of whether such present or future indebtedness and liabilities

be direct or indirect, related or unrelated, liquidated or unliquidated, primary or secondary, joint, several, or joint and several, or fixed or contingent, including but not limited to all indebtedness and liabilities of Borrower to Lender arising under the Note, or under any renewals, modifications, increases and extensions of the Note, or under the Loan Documents;

(ii) all liabilities of Borrower for future advances, extensions of credit, sales on account or other value at any time given or made by Lender to Borrower arising under the Loan Documents, whether or not the advances, credit or value are given pursuant to commitment;

(iii) any and all post-petition interest and expenses (including reasonable attorney's fees) whether or not allowed under any bankruptcy, insolvency, or other similar law; and

(iv) all costs, expenses and fees, including but not limited to court costs and reasonable attorneys' fees (subject to Section 1.8 hereof), arising in connection with the collection of any or all amounts, indebtedness, obligations and liabilities of Borrower to Lender described in items (i) through (iii) of this Section.

(b) "Guaranteed Obligations" shall mean, collectively, the Guaranteed Debt and all other obligations, duties and liabilities of Borrower under the Loan Documents, including, by means of example only and without limitation, (i) the timely payment of all taxes and assessments due and payable in connection with the Mortgaged Property, (ii) the maintenance of all insurance (and timely payment of all premiums thereon), all in strict accordance with the terms of the Loan Agreement and the other Loan Documents, and (iii) the ownership and operation of the Mortgaged Property in strict accordance with the terms of the Loan Agreement and the other Loan Documents.

1.3 **Additional Defined Terms**.

(a) "Borrower": The term "Borrower" as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower.

(b) Undefined Terms: Capitalized terms used but not otherwise defined in this Guaranty shall have the meanings ascribed to such terms in the Loan Agreement.

1.4 **Nature of Guaranty**. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor's death (in which event this Guaranty shall be binding upon Guarantor's estate and Guarantor's legal representatives and heirs); provided, however, that an Event of Default shall occur hereunder unless, within forty-five (45) days of such death, a replacement guarantor satisfying the financial covenants described in Section 3.9 hereof and otherwise satisfactory to Lender assumes the obligations under this Guaranty by executing a replacement guaranty in substantially the same form as this Guaranty and otherwise in a manner satisfactory to Lender (provided, however, that this Guaranty shall remain in full force and effect). The fact that at any time or from time to time the Guaranteed Obligations may be increased, reduced or paid in full shall not release, discharge or reduce the obligation of Guarantor to Lender with respect to any indebtedness or obligations of Borrower thereafter incurred (or other Guaranteed Obligations thereafter arising) under the

Note or otherwise. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment, sale, pledge, transfer, participation or negotiation of all or part of the Note.

1.5 **Payment and Performance by Guarantor**. If all or any part of the Guaranteed Obligations shall not be punctually paid and performed when due, whether at demand, maturity or earlier by acceleration or otherwise, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of nonpayment or nonperformance, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever (all such notices being hereby expressly waived by Guarantor), pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender's address as set forth herein. Such demand may be made at any time coincident with or after the time for payment and performance of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

1.6 **No Duty to Pursue Others**. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other Person, (ii) enforce Lender's rights against any collateral which shall ever have been given to secure the Loan or the Guaranteed Obligations, (iii) enforce Lender's rights against any other guarantors of the Guaranteed Obligations, (iv) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan or the Guaranteed Obligations, or (vi) resort to any other means of obtaining payment and performance of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

1.7 **Agreement and Waiver of Notice**. Guarantor agrees to the provisions of the Loan Documents, and, to the extent permitted by law, hereby waives notice of, and any rights of consent to (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note, the Lien Instrument, the Loan Agreement or any other Loan Document, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower's execution and delivery of any promissory notes or other documents, instruments or agreements arising under the Loan Documents or in connection with the Mortgaged Property, (v) the occurrence of any breach by Borrower of any of the terms or conditions of the Loan Agreement or any other Loan Document or the occurrence of any Event of Default, (vi) Lender's transfer, sale, assignment, pledge, participation or disposition of the Loan, or any part thereof, (vii) the sale or foreclosure (or the posting or advertising for the sale or foreclosure) of any collateral for the Loan, (viii) protest, proof of non-payment or default by Borrower, and (ix) any other action at any time taken or not taken by Lender and, generally, all demands and notices of every kind in connection with this Guaranty, the other Loan Documents, and any other documents, instruments or agreements evidencing, securing or relating to any of the Guaranteed Obligations.

1.8 **Payment of Expenses**. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, (i) Guarantor shall, immediately upon demand by Lender, pay Lender all actual costs and expenses (including, without limitation, court costs and reasonable attorneys' fees and expenses) incurred by Lender in the enforcement hereof or the preservation of Lender's rights hereunder, together with interest thereon at the Default Interest Rate from the date the payment of such expenses is requested by Lender until the date Lender receives payment in full of such expenses, and (ii) any unpaid Guaranteed Obligation shall accrue interest at the Default Interest Rate from the date due until paid. The

covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

1.9 **Effect of Bankruptcy**. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, or any agreement, stipulation or settlement, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain (or shall be reinstated to be) in full force and effect. It is the intention of Borrower and Guarantor that Guarantor's obligations hereunder shall not be discharged except by Guarantor's payment or performance of such obligations and then only to the extent of such payment or performance.

1.10 **Waiver of Subrogation, Reimbursement and Contribution**. Notwithstanding anything to the contrary contained in this Guaranty and to the extent permitted by applicable law, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lender) to assert any claim against, or seek contribution, indemnification or any other form of reimbursement from, Borrower (or any other Person liable for payment and performance of any or all of the Guaranteed Obligations) for any payment made by Guarantor under or in connection with this Guaranty or otherwise until the Indebtedness is paid in full and all periods under applicable bankruptcy law and the Uniform Voidable Transactions Act to contest or seek avoidance of any payment as a preference, fraudulent transfer, or otherwise have expired or lapsed.

1.11 **Application of Payments**. If, at any time, there is any Indebtedness or Obligations of Borrower to Lender that is not guaranteed by Guarantor, Lender, without in any manner impairing its rights hereunder, may, at its option, apply all amounts realized by Lender from any collateral or security held by Lender first to the payment of such unguaranteed Indebtedness or Obligations, with the remaining amounts, if any, to then be applied to the payment of the Indebtedness or Obligations guaranteed by Guarantor.

1.12 **Multiple Guarantors**. If (i) this Guaranty is executed by more than one party constituting Guarantor, it is specifically agreed that Lender may enforce the provisions hereof with respect to one or more of such parties constituting Guarantor without seeking to enforce the same as to all or any such parties; or (ii) one or more additional guaranty agreements ("Other Guaranties") are executed by one or more additional guarantors ("Other Guarantors"), which guaranty, in whole or in part, any of the indebtedness or obligations evidenced by the Loan Documents, it is specifically agreed that Lender may enforce the provisions of this Guaranty or of the Other Guaranties with respect to one or more of the parties constituting Guarantor and/or one or more of the Other Guarantors under the Other Guaranties without seeking to enforce the provisions of this Guaranty or the Other Guaranties as to all or any of the parties constituting Guarantor or the Other Guarantors. Each of the parties constituting Guarantor hereby waives any requirement of joinder (and shall not seek joinder) of all or any other of the parties constituting Guarantor or all or any of the Other Guarantors in any suit or proceeding to enforce the provisions of this Guaranty or of the Other Guaranties. The liability hereunder of all parties constituting Guarantor shall be joint and several.

ARTICLE II
EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING GUARANTOR'S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor's obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without

limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

2.1 **Modifications**. (i) Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Indebtedness, the Note, the other Loan Documents, or any other document, instrument, agreement, contract or understanding between Borrower and Lender or any other parties pertaining to the Guaranteed Obligations, or any failure of Lender to notify Guarantor of any such action, or (ii) any sale, assignment or foreclosure (or delivery of a deed in lieu of foreclosure) of the Note, the Loan Agreement, the Lien Instrument, or any other Loan Documents or any sale or transfer of the Mortgaged Property or any failure of Lender to notify Guarantor of any such action.

2.2 **Adjustment**. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower, Guarantor or any Other Guarantor.

2.3 **Condition of Borrower or Guarantor**. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the direct or indirect shareholders, partners or members, as applicable, of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

2.4 **Invalidity of Guaranteed Obligations**. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (i) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Note or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment and performance of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Note or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

2.5 **Release of Obligors**. Any full or partial release of the liability of Borrower for the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment or performance of the Guaranteed Obligations, or any part thereof, by operation of law, Lender's voluntary act, or otherwise, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay or perform the Guaranteed Obligations in full without assistance or support from any other Person, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons (including Borrower) will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other Persons (including Borrower) to pay or perform the Guaranteed Obligations.

2.6 **Other Collateral**. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment and performance, for all or any part of the Guaranteed Obligations.

2.7 **Release of Collateral**. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment and performance of, all or any part of the Guaranteed Obligations.

2.8 **Care and Diligence**. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including, but not limited to, any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

2.9 **Unenforceability**. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment and performance of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized, acknowledged and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

2.10 **Offset**. The Note, the Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower, Guarantor or any other Person against Lender or any other party, or against payment or performance of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise and Guarantor hereby waives and relinquishes, to the fullest extent permitted by applicable Legal Requirements, all rights and remedies to any defense, right of offset or other claim which Guarantor may have against Lender. Without limiting the foregoing or Guarantor's liability hereunder, to the extent that Lender advances funds or extends credit to Borrower, and does not receive payment thereon in the amounts and at the times required or provided by applicable agreements or Legal Requirements, Guarantor is absolutely liable to make such payments to Lender, on a timely basis.

2.11 **Merger**. The reorganization, merger or consolidation of Borrower into or with any other Person.

2.12 **Preference**. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws or for any reason Lender is required to refund such payment or pay such amount to Borrower or to any other Person.

2.13 **Other Actions Taken or Omitted**. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay or perform the Guaranteed Obligations pursuant to the terms hereof. It is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay and perform the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or not contemplated, and whether or not otherwise or particularly described herein, which obligation and Guarantor's liability hereunder shall be deemed satisfied only upon the full and final payment, performance and satisfaction of the Guaranteed Obligations.

2.14 **Representations**. The accuracy or inaccuracy of the representations and warranties made by Guarantor herein or by Borrower in any of the Loan Documents.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS

To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents, warrants and covenants to Lender, as of the date hereof, as follows:

3.1 **Benefit**. Guarantor is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of the Loan to Borrower.

3.2 **Familiarity and Reliance**. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or payment and performance of the Guaranteed Obligations; provided, however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

3.3 **No Representation by Lender**. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

3.4 **Guarantor's Financial Condition**. As of the date hereof, and after giving effect to this Guaranty and the contingent obligations evidenced hereby, Guarantor (i) is, and will be, solvent, (ii) has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and (iii) has and will have property and assets sufficient to satisfy and repay its obligations, liabilities (including contingent liabilities) and debts, including, without limitation, the Guaranteed Obligations.

3.5 **Legality**. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and by general principles of equity.

3.6 **Liens**. Guarantor has not created nor is the beneficiary of any Liens encumbering the Mortgaged Property or any interest therein.

3.7 **Financial Information**. All of the financial information provided by Guarantor to Lender is true and correct in all material respects as of the date hereof.

3.8 **Statements and Reports**. Guarantor agrees to deliver to Lender, during the term of the Loan and until the Loan has been fully paid and satisfied, the following statements and reports:

(a) Beginning September 30, 2026, quarterly, unaudited financial statements of Guarantor within forty-five (45) days after the end of each September, December, March, and June (and accurate as of such day), which shall include a balance sheet and income statement, together with a detailed schedule of all contingent liabilities and a statement of projected cash flows, which

financial statement and related materials shall be prepared by Guarantor in accordance with Acceptable Accounting Standards and certified by an appropriate officer of Guarantor (or, in the case of an individual Guarantor, such Guarantor) using the form certification attached hereto as Exhibit A.

(b) Beginning September 30, 2026, a Compliance Certificate effective as of each fiscal quarter's end and delivered to Lender no later than forty-five (45) days after such fiscal quarter's end.

(c) Copies of all state (if applicable) and federal tax returns prepared with respect to Guarantor within thirty (30) days of such returns being filed with the Internal Revenue Service or applicable state authority.

(d) Copies of extension requests or similar documents with respect to federal or state (if applicable) income tax filings for Guarantor within thirty (30) days of such documents being filed with the Internal Revenue Service or applicable state authority.

(e) Such other reports and statements as Lender may reasonably require from time to time.

3.9 **Financial Covenants**. Guarantor hereby covenants and agrees, as a material inducement to Lender to make the Loan to Borrower, to the following:

(a) Debt Service Coverage Ratio Covenant: Guarantor shall, at all times throughout the term of the Loan, maintain a minimum Debt Service Coverage Ratio, calculated on a trailing twelve (12) month basis, of at least 1.20 to 1.00.

(b) Definitions. As used herein, the following terms shall be deemed to mean as follows:

(i) Compliance Certificate: A certificate to be furnished to Lender in form and substance satisfactory to Lender, certified by the appropriate officer of Guarantor pursuant to the applicable provisions of this Guaranty, certifying that as of the date thereof, among other things that (i) the Debt Service Coverage Ratio for the applicable period immediately preceding the date of the certificate is in the amount stated in the Compliance Certificate and including such financial documentation or other backup information as may be required by Lender, (ii) no Material Adverse Change has occurred since the date hereof or, if a Material Adverse Change shall have occurred, a specification in detail of the nature and duration of any Material Adverse Change, and (iii) no Event of Default shall have occurred and be continuing or, if any Event of Default shall have occurred and be continuing, a specification in detail of the nature and period of existence thereof and any action taken or proposed to be taken by Borrower to remedy such circumstance.

(c) Other Financial Covenants. Guarantor covenants and agrees to act, in all respects, in good faith with respect to the obligations and covenants described in this Section 3.9 and all calculations required hereunder. Guarantor further agrees to promptly respond to any inquiries made by Lender or its agent with respect to Guarantor's ongoing compliance with the financial covenants described in this Section 3.9 or with respect to documentation with respect thereto. The

failure of Guarantor, at any time, to satisfy the foregoing financial covenants shall constitute a default hereunder and under the other Loan Documents.

3.10 **Survival**. All representations and warranties made by Guarantor herein shall survive the execution hereof and payment in full of the Indebtedness.

ARTICLE IV
SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1 **Subordination of All Guarantor Claims**. As used herein, the term "Guarantor Claims" shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities are evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. Guarantor Claims shall include, without limitation, all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor's payment and performance of all or a portion of the Guaranteed Obligations. So long as any portion of the Indebtedness, the Obligations or the Guaranteed Obligations remains outstanding, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

4.2 **Claims in Bankruptcy**. In the event of any receivership, bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceeding involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor and which, as between Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then upon full payment and performance to Lender of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon Guarantor Claims.

4.3 **Payments Held in Trust**. Notwithstanding anything to the contrary in this Guaranty, in the event that Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims and distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

4.4 **Liens Subordinate**. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment and performance of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (i) create any Lien encumbering the Mortgaged Property or any interest therein, (ii) exercise or enforce any creditor's rights it may have against Borrower, or (iii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder

in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor. The foregoing shall in no manner vitiate or amend, nor be deemed to vitiate or amend, any prohibition in the Loan Documents against Borrower granting Liens in any of its assets to any Person other than Lender or Guarantor transferring any of its assets to any Person other than Lender.

4.5 **No Limitations**. Nothing contained in this Guaranty shall affect or limit the ability of Lender to enforce any of Lender's rights or remedies with respect to the Mortgaged Property. Nothing contained in this Guaranty shall affect or limit the rights of Lender to proceed against any other Person, including Borrower, or any other party with respect to the enforcement of any guarantees of payment, guarantees of performance and completion, hazardous materials indemnifications or agreements or other similar rights, including, without limitation, those indemnities contained in the Environmental Indemnity.

ARTICLE V
MISCELLANEOUS

5.1 **Waivers and Related Agreements**. Guarantor hereby expressly waives: (i) any right to revoke this Guaranty with respect to the Guaranteed Obligations; (ii) any right to require Lender to do any of the following before Guarantor is obligated to pay or perform the Guaranteed Obligations or before Lender may proceed against Guarantor: (A) sue or exhaust remedies against Borrower or any other Person liable for the Guaranteed Obligations or any portion thereof; (B) sue on an accrued right of action in respect of any of the Guaranteed Obligations or bring any other action, exercise any other right, or exhaust any other remedy; or (C) enforce rights against Borrower's assets or the collateral pledged by Borrower to secure the Guaranteed Obligations; (iii) any right relating to the timing, manner or conduct of Lender's enforcement of rights against Borrower's assets or the collateral pledged by Borrower to secure the Guaranteed Obligations; (iv) if Guarantor and Borrower (or any other Person) have each pledged assets to secure the Guaranteed Obligations, any right to require Lender to proceed first against collateral pledged by Borrower (or any other Person) before proceeding against the collateral pledged by Guarantor; (v) promptness, diligence, notice of any default, notice of nonpayment or nonperformance, notice of acceleration or intent to accelerate, demand for payment or performance, acceptance or notice of acceptance of this Guaranty, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, notice of any suit or other action by Lender against Borrower or any other Person, any notice to any Person liable for the obligation which is the subject of the suit or action, and all other notices and demands with respect to the Guaranteed Obligations and this Guaranty; (vi) any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time; (vii) each of the foregoing rights or defenses regardless of whether they arise under any statute or law, common law, in equity, under contract or otherwise, or under any amendments, recodifications, supplements or any successor statute or law of or to any such statute or law; (viii) any and all rights under Sections 51.003, 51.004 and 51.005 of the Texas Property Code; and (ix) the provisions of Section 43.001-005 of the Tex. Civ. Prac. & Rem. Code, or successor statute thereto, as such may be amended, and under any amendments, recodifications, supplements or any successor statute or law of or to any such statute or law.

5.2 **Notices**. All notices or other communications required or permitted to be given pursuant hereto shall be in writing and shall be deemed properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested; (ii) by delivering same in person to the intended addressee; or (iii) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee. Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent by a commercial delivery service shall be effective upon delivery to such commercial

delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the designated address of the intended addressee. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other party in the manner set forth herein. For purposes of such notices, the addresses of the parties shall be as follows:

Lender:	Cendera Bank P.O. Box 97 Bells, TX 75414 Attention: Ross Edmiston
With copy to:	Winstead PC 500 Winstead Building 2728 N. Harwood Street Dallas, Texas 75201 Attention: John C. Adolph
Guarantor:	Parks! America, Inc. 1300 Oak Grove Road Pine Mountain, GA 31822 Attn: Geoff Gannon

5.3 **GOVERNING LAW**. **THE CONTRACTUAL AND OTHER GENERAL AGREEMENTS EVIDENCED BY THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CHOICE OF LAWS OR CONFLICT OF LAWS); PROVIDED, HOWEVER, TO THE EXTENT THAT ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING. ANY ACTION OR PROCEEDING AGAINST GUARANTOR UNDER OR IN CONNECTION WITH THIS GUARANTY MAY, AT LENDER'S OPTION, BE BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. GUARANTOR HEREBY IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS, (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM, AND (C) CONSENTS TO THE SERVICE OF PROCESS IN ANY MANNER AUTHORIZED BY TEXAS LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST GUARANTOR OR WITH RESPECT TO ANY OF GUARANTOR'S PROPERTY IN COMPETENT COURTS IN OTHER JURISDICTIONS. GUARANTOR AGREES THAT ANY ACTION OR PROCEEDING BY GUARANTOR AGAINST LENDER SHALL BE BROUGHT ONLY IN A STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS.**

5.4 **Invalid Provisions**. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

5.5 **Amendments**. This Guaranty may be amended only by an instrument in writing executed by the party against whom such amendment is sought to be enforced.

5.6 **Parties Bound; Assignment**. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives. Lender shall have the right to assign or transfer its rights under this Guaranty in connection with any assignment of the Loan and the Loan Documents. Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Guaranty. No Guarantor shall have the right to assign or transfer its rights or obligations under this Guaranty without the prior written consent of Lender, and any attempted assignment without such consent shall be null and void.

5.7 **Headings**. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

5.8 **Recitals**. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

5.9 **Counterparts; Facsimile and Electronic Transmission**. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties hereto. Any signature and acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures and acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature and acknowledgment pages. This Guaranty shall become effective when it shall have been executed by Guarantor and when Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the parties hereto. This Guaranty, and any and all signed certificates and other documents delivered hereunder or in connection herewith, may be transmitted and/or signed by facsimile or e-mail transmission (e.g. "pdf" or "tif"). The effectiveness of any such documents and signatures shall, subject to applicable Legal Requirements, have the same force and effect as manually-signed originals and shall be binding on all parties to this Guaranty. Lender may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or e-mail document or signature.

5.10 **Rights and Remedies**. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5.11 **ENTIRETY. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR'S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING**

BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

5.12 **WAIVER OF RIGHT TO TRIAL BY JURY**. **TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE LIEN INSTRUMENT, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS DISCRETELY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.**

5.13 **Reinstatement in Certain Circumstances**. If at any time any payment of the principal or interest under the Note or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, Guarantor's obligations hereunder shall be reinstated as though such payment has been due but not made at such time.

5.14 **Additional Waivers**. Guarantor expressly agrees that Guarantor shall be and remain liable, to the fullest extent permitted by applicable law, for any deficiency remaining after foreclosure of the Lien Instrument, whether or not the liability of Borrower or any other obligor for such deficiency is barred or discharged pursuant to any statute or judicial decision. Without any limitation of the foregoing, Guarantor hereby expressly waives any defenses to collection of such deficiency from Guarantor arising under O.C.G.A. §44 14 161. Guarantor warrants and agrees that each of the waivers set forth herein is made with Guarantor's full knowledge of its significance and consequences, and that the waivers are reasonable and not contrary to public policy or law. If any waiver or other provision of this Guaranty shall be held to be prohibited by or invalid under applicable public policy or law, such waiver or other provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such waiver or other provision or any remaining provisions of this Guaranty.

[The Remainder of This Page Is Intentionally Left Blank. Signature Page Follows.]

EXECUTED under seal, effective as of the date first written above.

GUARANTOR:

PARKS! AMERICA, INC.,
a Nevada corporation

By:______________________________ [SEAL]
Name: Geoff Gannon
Title: President

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this "Agreement") is executed effective as of August 26, 2026, by **WILD ANIMAL SAFARI, INC.**, a Georgia corporation (the "Borrower") and **PARKS! AMERICA, INC.**, a Nevada corporation (the "Guarantor" and collectively with Borrower, the "Indemnitor"), for the benefit of **CENDERA BANK**, a Texas state bank (together with its successors and assigns, "Lender").

RECITALS:

WHEREAS, Lender is making a loan ("Loan") to Borrower under and pursuant to the terms and provisions of that certain Loan Agreement between Lender, as lender, and Borrower, as borrower (the "Loan Agreement") of even date herewith which Loan is further evidenced by that certain Promissory Note (the "Note") executed by Borrower and payable to the order of Lender in the original principal amount of **ONE MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,300,000.00)**, secured, inter alia, by that certain Deed to Secure Debt, Assignment of Rents, Security Agreement and Fixture Financing Statement (the "Lien Instrument") covering the Mortgaged Property (as herein defined); and

WHEREAS, as a material inducement in order for Lender to make the Loan to Borrower, Indemnitor has agreed to execute and deliver this Agreement to and for the benefit of Lender.

NOW, THEREFORE, for and in consideration of the making of the Loan by Lender to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Indemnitor hereby agrees as follows:

AGREEMENT

ARTICLE I
DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

Approved Site Reviewer: Shall have the meaning provided in Section 3.6 hereof.

Customary Complying Substances: Hazardous Substances which are (i) customarily used in connection with the occupancy, use, operation or maintenance of the Mortgaged Property, (ii) in reasonably minimal amounts, taking into account the intended and proper use thereof, and properly containerized and labeled, and (iii) stored, transported, disposed of and used in a manner that does not violate Environmental Laws.

Environmental Laws: Any federal, state or local law, statute, ordinance, order, decree, code, directive, regulation, or the like, as well as under common law, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case whether now or hereafter in effect, pertaining to pollution, protection or cleanup of the environment, health, industrial hygiene or the environmental conditions on, under or about the Mortgaged Property, including, but not limited to, the following, as now or hereafter amended: Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), 42 U.S.C. § 9601 et seq.; Resource, Conservation and Recovery Act ("RCRA"), 42 U.S.C. § 6901 et seq. as amended by the

Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Pub. L. 99-499, 100 Stat. 1613; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. § 2601 et seq.; Emergency Planning and Community Right to Know Act of 1986 ("EPCRA"), 42 U.S.C. § 11001 et seq.; Clean Water Act ("CWA"), 33 U.S.C. § 1251 et seq.; Clean Air Act ("CAA"), 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. § 1251 et seq.; any corresponding state laws or ordinances including, but not limited to, the Georgia Hazardous Site Response Act, O.C.G.A. Section 12-8-90 et seq., the Georgia Underground Storage Tank Act, O.C.G.A. Section 12-13-1 et seq. and regulations, rules, guidelines or standards promulgated pursuant to such laws, statutes and regulations, as such statutes, regulations, rules, guidelines and standards are amended from time to time. The term "Environmental Laws" also includes, but is not limited to, any present or future federal state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of a property; or requiring notification or disclosure of releases of Hazardous Substances or other environmental conditions of a property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property.

Environmental Liens: Shall have the meaning provided in Section 3.7 hereof.

Environmental Reports: Those certain Phase I Environmental Site Assessments and other environmental reports, whether one or more, with respect to the Mortgaged Property described on Exhibit B attached hereto and made a part hereof for all purposes.

Event of Default: Shall have the meaning provided in Article IV hereof.

Governmental Authority: Any and all applicable courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) or quasi-governmental unit, whether now or hereafter in existence, with jurisdiction over all or any portion of the Mortgaged Property or the activities thereon or Indemnitor.

Hazardous Substances: Any substance, product, waste or other material (whether solid, liquid or gas) which is or becomes listed, regulated or addressed as being a toxic, hazardous, polluting or similarly harmful substance under any Environmental Law, including (but not limited to): (i) any substance included within the definition of "hazardous waste" pursuant to Section 1004 of RCRA; (ii) any substance included within the definition of "hazardous substance" pursuant to Section 101 of CERCLA; (iii) any substance included within the definition of "regulated substance", "hazardous substance", "waste" or "pollutant" (or other similar terms, without limitation) pursuant to any applicable state law or ordinance wherein the Mortgaged Property is located; (iv) asbestos or asbestos containing materials in any form that are or could become friable; (v) polychlorinated biphenyls; (vi) petroleum products; (vii) underground storage tanks, whether empty, filled or partially filled with any substance; (viii) any radioactive materials, urea formaldehyde foam insulation or radon; (ix) mold and mold causing substances; and (x) any other chemical, material or substance, the exposure to which is prohibited, limited or regulated by any Governmental Authority on the basis that such chemical, material or substance is toxic, hazardous or harmful to human health or the environment.

Hazardous Substances Contamination: The contamination (whether presently existing or hereafter occurring) of the Improvements, facilities, soil, groundwater, surface water, air or other elements on or of the Mortgaged Property by Hazardous Substances, or the contamination of the improvements, facilities, soil, groundwater, surface water, air or other elements on or of any other property by Hazardous Substances migrating or emanating from the Mortgaged Property, including the migration of vapors from contaminated soil or ground water from the Mortgaged Property into improvements (whether before or after the date of

the Lien Instrument); provided, however, the use, storage or existence of any of the Customary Complying Substances shall not constitute a Hazardous Substances Contamination.

Indemnified Parties: Shall have the meaning provided in Section 7.1 hereof.

Indemnitor's Knowledge: In the case of any Indemnitor which is not an individual, whenever a representation or warranty is made to such Indemnitor's knowledge, to such Indemnitor's best knowledge, or a term of similar import, such term shall mean the knowledge of such Indemnitor or its officers, directors or employees (or those of its Affiliates) who would be likely to have knowledge of the relevant subject matter.

Loan Documents: The Note, the Lien Instrument, the Loan Agreement, this Agreement and any and all other agreements, documents and instruments now or hereafter executed by Indemnitor or any other Person in connection with the Loan or the performance and discharge of the obligations related hereto or thereto, together with any and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements, extensions and supplements hereof or thereof.

Mortgaged Property: That certain real property located in Troup County, Georgia, as more particularly described in the Lien Instrument, including, without limitation, that certain land more particularly described on Exhibit A attached hereto and incorporated herein by reference, together with all improvements located thereon, certain personalty as described in the Lien Instrument, together with certain other rights, estates, interests, collateral and benefits now or at any time hereafter securing the payment of the Loan and related obligations, whether by virtue of the Loan Documents or otherwise.

O&M Plan: Shall have the meaning provided in Section 3.6 hereof.

Person: Any corporation, limited liability company, limited liability partnership, general partnership, limited partnership, firm, association, joint venture, trust or any other association or legal entity, including any public or governmental body, quasi-governmental body, agency or instrumentality, as well as any natural person.

Remedial Work. Such corrective work and procedures as may be reasonably necessary or desirable in light of any Hazardous Substances Contamination or a violation by Indemnitor or the Mortgaged Property of any Environmental Laws, all of which Remedial Work shall be undertaken in a manner consistent with the requirements of all Environmental Laws.

Supplemental Reports: Shall have the meaning provided in Section 3.6 hereof.

Section 1.2 Undefined Terms. Capitalized terms not defined in this Agreement shall have the same meanings as given them in the Loan Agreement.

Section 1.3 Additional Definitions. As used herein, the following terms shall have the following meanings: (i) "hereof," "hereby," "hereto," "hereunder," "herewith" and similar terms mean of, by, to, under and with respect to this Agreement or to the other documents or matters being referenced; (ii) "heretofore" means before, "hereafter" means after, and "herewith" means concurrently with the date of this Agreement; (iii) all pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require; (iv) "including" means including, without limitation; and (v) all terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Indemnitor unconditionally represents and warrants to Lender as follows:

Section 2.1 No Hazardous Substances. Except as may be disclosed in the Environmental Reports, (i) to Indemnitor's knowledge, the Mortgaged Property does not contain any Hazardous Substances other than Customary Complying Substances, and the Mortgaged Property is not affected by any Hazardous Substances Contamination, and (ii) neither Indemnitor nor, to Indemnitor's knowledge, any other Person, including any predecessor owner, tenant, licensee, occupant, user or operator of all or any portion of the Mortgaged Property, has ever undertaken, caused, permitted, authorized or suffered the presence, use, manufacture, handling, generation, transportation, storage, treatment, discharge, release, burial or disposal on, under, from or about the Mortgaged Property of any Hazardous Substances (other than Customary Complying Substances) or the transportation to or from the Mortgaged Property of any Hazardous Substances (other than Customary Complying Substances).

Section 2.2 No Violation of Law. Except as may be disclosed in the Environmental Reports, the Mortgaged Property and the operations conducted thereon do not violate any Environmental Laws.

Section 2.3 Permits and Licenses. All notices, permits, licenses and similar authorizations, if any, required to be obtained or filed in connection with the ownership, operation or use of the Mortgaged Property, including the past or present generation, treatment, storage, disposal or release of any Hazardous Substances into the environment, have been duly obtained or filed.

Section 2.4 Adjoining Property. Except as may be disclosed in the Environmental Reports, to Indemnitor's knowledge, no property adjoining the Mortgaged Property is or has ever been used for the disposal, storage, treatment, processing, manufacturing or other handling of Hazardous Substances in violation of any Environmental Laws, nor, to Indemnitor's knowledge, is any other property adjoining the Mortgaged Property affected by Hazardous Substances Contamination.

Section 2.5 No Right to Lien. Neither Indemnitor nor, to Indemnitor's knowledge, any other Person, including any predecessor owner, tenant, licensee, occupant, user or operator, has ever undertaken, caused, permitted, authorized or suffered the presence, use, manufacture, handling, generation, transportation, storage, treatment, discharge, release, burial or disposal of any Hazardous Substances on, under, from or about any other real property, all or any portion of which is legally or beneficially owned (or any interest or estate therein which is owned) by Indemnitor in any jurisdiction now or hereafter having in effect a so-called "superlien" law or ordinance or any part thereof, the effect of which law or ordinance would be to create a lien on the Mortgaged Property to secure any obligation in connection with the "superlien" law of such other jurisdiction.

Section 2.6 No Investigations. No inquiry, investigation, administrative order, consent order and agreement, litigation or settlement is proposed or in existence, or to Indemnitor's knowledge, threatened or anticipated with respect to any allegations that there has been, there is currently or there is a threat of a presence, release, threat of release or placement of any Hazardous Substances on, under, from or about the Mortgaged Property, or the manufacture, handling, generation, transportation, storage, treatment, discharge, burial or disposal of any Hazardous Substances on, under, from or about the Mortgaged Property, or the transportation of any Hazardous Substances to or from the Mortgaged Property. Indemnitor has not received any written notice, and has no actual or constructive knowledge, that any Governmental Authority or private third party has determined, or threatens to determine, or is investigating any allegations that there has been, there is currently or there is a threat of a presence, release, threat of release or placement of any Hazardous Substances on, under, from or about the Mortgaged Property, or the manufacture, handling,

generation, transportation, storage, treatment, discharge, burial or disposal of any Hazardous Substances on, under, from or about the Mortgaged Property, or the transportation of any Hazardous Substances to or from the Mortgaged Property.

Section 2.7 No Release, Etc. Indemnitor has taken all steps reasonably necessary to determine that no Hazardous Substances have been generated, placed, held, located (other than Customary Complying Substances) treated, or otherwise released on, under, from or about the Mortgaged Property.

Section 2.8 No New Activity. To Indemnitor's knowledge, no activities or operations have occurred on or about the Mortgaged Property since the effective date of the applicable Environmental Report which, by virtue of the nature of such activity or operation, would impose a material possibility or concern that (i) a Hazardous Substances Contamination could have occurred on or about the Mortgaged Property since the date of the applicable Environmental Report, or (ii) a violation of Environmental Law could have occurred since the date of the applicable Environmental Report. To Indemnitor's knowledge, the information and factual circumstances described in the Environmental Reports remain true, correct and complete in all material respects as of the date hereof.

ARTICLE III
COVENANTS

Indemnitor unconditionally covenants and agrees with Lender as follows:

Section 3.1 No Hazardous Substances. Indemnitor will not use or store Hazardous Substances (other than Customary Complying Substances) or generate, manufacture, produce, release, discharge, treat or dispose of on, under, from or about the Mortgaged Property or transport to or from the Mortgaged Property any Hazardous Substances or knowingly allow any other Person to do so. Without limitation to the provisions of Section 3.6 hereof, prior to any demolition, construction, renovation or any other activities at the Mortgaged Property which might, in Lender's determination, disturb any suspected asbestos, polychlorinated biphenyl containing material or lead-based paint, Indemnitor shall conduct an asbestos, polychlorinated biphenyl and/or lead-based paint survey, as applicable, in form and substance satisfactory to Lender or, if applicable, as specified in any Environmental Laws. If asbestos or polychlorinated biphenyl containing material or lead-based paint is discovered as a result of any such survey(s), Indemnitor shall comply with all Environmental Laws concerning the removal and disposal of such materials, including all worker protection practices and standards.

Section 3.2 Compliance with Environmental Laws. Indemnitor will keep and maintain the Mortgaged Property in compliance with, and shall not cause or permit the Mortgaged Property to be in violation of, any Environmental Law. Indemnitor shall use commercially reasonable efforts to ensure that uses and operations by all tenants or other users of the Mortgaged Property are in compliance in all material respects with all applicable Environmental Laws and permits issued pursuant thereto.

Section 3.3 Notice of Proceedings or Events. Indemnitor will give prompt written notice to Lender of: (i) any proceeding or inquiry by any Governmental Authority or nongovernmental entity or Person with respect to the presence of any Hazardous Substances on, under, from or about the Mortgaged Property, the migration thereof from or to other property or the disposal, storage or treatment of any Hazardous Substances generated or used on, under or about the Mortgaged Property; (ii) all claims made or threatened by any third party against Indemnitor or the Mortgaged Property or any other owner or operator, including a tenant or occupant, of the Mortgaged Property relating to any loss or injury resulting from any Hazardous Substances; (iii) Indemnitor's discovery of any Hazardous Substances Contamination on the Mortgaged Property or any current or historical circumstances relative to the Mortgaged Property of an environmental nature which could subject Indemnitor or the Mortgaged Property to liability for damages

or remediation pursuant to any Environmental Laws; and (iv) Indemnitor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property or any part thereof to be subject to any investigation or remediation pursuant to any Environmental Laws.

Section 3.4 Lender's Rights. Indemnitor will permit Lender to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Mortgaged Property in connection with any Environmental Laws or Hazardous Substances, and Indemnitor shall pay all court costs and reasonable attorneys' fees and expenses incurred by Lender in connection therewith.

Section 3.5 Remedial Work. Indemnitor shall commence all Remedial Work within thirty (30) days after written demand by Lender for performance thereof (or such shorter period of time as may be required under any Environmental Laws) and thereafter diligently prosecute all such Remedial Work to completion in accordance with Environmental Laws. Indemnitor's written proposal for any Remedial Work shall be provided to Lender in advance for Lender's review and approval which proposal shall include (i) the identity and biographical information with respect to any proposed contractor or engineer to be used with respect to such Remedial Work, (ii) a description of the measures to be undertaken as a part of such Remedial Work to ensure that value is maintained with respect to the Mortgaged Property and that minimal disruption occurs as a result thereof to any existing tenants and occupants at the Mortgaged Property and to the ongoing revenue from the Mortgaged Property, and (iii) such other information as Lender may request. Lender shall be provided a copy of all environmental reports prepared after discovery of the required Remedial Work immediately upon receipt thereof by Indemnitor, and shall be copied on all correspondence with any Governmental Authority regarding the Hazardous Substances Contamination and/or the Remedial Work. Indemnitor shall provide Lender with periodic written status reports with respect to any Remedial Work in form, detail and at a frequency reasonably acceptable to Lender. All costs and expenses of such Remedial Work shall be paid by Indemnitor, including Lender's reasonable attorneys' fees and expenses incurred in connection with monitoring or review of such Remedial Work. In the event Indemnitor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Lender may, but shall not be required to, cause such Remedial Work to be performed, and all reasonable costs and expenses thereof, or incurred in connection therewith, shall become part of the Indebtedness.

Section 3.6 Monitoring System. If Indemnitor acquires knowledge or receives notice (which notice may be from Lender) that there are Hazardous Substances (other than Customary Complying Substances) or Hazardous Substances Contamination affecting any of the Mortgaged Property, or if recommended by the Environmental Reports or any Site Assessment (as herein defined) or other audit of the Mortgaged Property (including, without limitation, any assessment or audit performed after the date hereof), then Indemnitor will establish and maintain (at Indemnitor's sole cost and expense) an operations and maintenance program (an "O&M Plan") to assure and monitor continued compliance with Environmental Laws and the exclusion of Hazardous Substances (other than Customary Complying Substances) from the Mortgaged Property and to address any asbestos-containing material or lead based paint that may now or in the future be detected at or on the Mortgaged Property. The O&M Plan shall include (a) annual reviews of such compliance by employees or agents of Indemnitor who are familiar with the requirements of the Environmental Laws and, (b) at the request of Lender no more than once each year, a Site Assessment by an environmental consulting firm approved by Lender (an "Approved Site Reviewer") which shall allow reliance thereon by Lender. Without limiting the generality of the preceding sentence, Lender may require (i) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (ii) an amendment to such O&M Plan to address changing circumstances, laws or other matters, (iii) at Indemnitor's sole cost and expense, further supplemental examinations of the Mortgaged Property by an Approved Site Reviewer ("Supplemental Reports"), (iv) access to the Mortgaged Property by Lender, its agents or servicer, to review and assess the environmental condition of the

Mortgaged Property and Indemnitor's compliance with the O&M Plan, and (v) variation of the O&M Plan in response to any Site Assessment or Supplemental Report. Indemnitor's failure to comply with the foregoing provisions of this Section within thirty (30) days of notice from Lender shall, at Lender's option, constitute an Event of Default.

Section 3.7 Environmental Liens. Indemnitor shall keep the Mortgaged Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether or not due to any act or omission of Indemnitor (the "Environmental Liens"), provided that it shall not be a default under the Loan Documents if any such Environmental Liens are imposed and Indemnitor either (i) commences to remove such Environmental Liens within thirty (30) days after written notice thereof and thereafter diligently and expeditiously proceeds to remove the same, or (ii) after notice to Lender, contests by appropriate legal proceedings, promptly initiated and conducted in good faith and with due diligence, the imposition of such Environmental Liens, so long as (A) no Event of Default hereunder or as defined in the Loan Agreement has occurred and is continuing, (B) such proceeding shall suspend the enforcement of such Environmental Liens, (C) neither the Mortgaged Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, and (D) Indemnitor shall have furnished such security as may be required in the proceeding, or as may be reasonably requested by Lender, to ensure the payment of any costs or expenses related to removal of the Environmental Lien or the prosecution of the legal proceedings, together with all interest or penalties thereon.

Section 3.8 Cooperation. Indemnitor shall fully, expeditiously and reasonably cooperate in all activities pursuant to this Agreement, including, but not limited to, providing all relevant information and making knowledgeable persons available for interviews.

ARTICLE IV
EVENTS OF DEFAULT

The term "Event of Default", as used herein, shall mean the occurrence at any time and from time to time, of any one or more of the following:

Section 4.1 Existence of Contamination. If Indemnitor acquires knowledge or receives notice (which notice may be from Lender) that Hazardous Substances (other than Customary Complying Substances) exist, or Hazardous Substances Contamination exists, in, on, about or under any of the Mortgaged Property, and Indemnitor fails, within thirty (30) days after acquisition of such knowledge or of such notice (or such shorter period of time as may be required under any Environmental Law), (i) to notify Lender thereof in accordance with Sections 3.3 and 9.3 of this Agreement; and (ii) to commence and thereafter diligently prosecute to completion any Remedial Work.

Section 4.2 Breach of Representation, Warranty or Covenant. If Indemnitor violates or fails to comply with any covenant or agreement contained herein or any representation or warranty contained herein shall be false or misleading, or erroneous in any material respect.

Section 4.3 Cross-Default with Loan Agreement. The occurrence of any "Event of Default" as specified in the Loan Agreement.

ARTICLE V
REMEDIES

If an Event of Default shall occur and be continuing, Lender may, at Lender's sole election, exercise any or all of the following:

Section 5.1 Acceleration. Declare all unpaid amounts under the Note and any other unpaid portion of the Indebtedness immediately due and payable, without further notice, presentment, protest, demand or action of any nature whatsoever (each of which is hereby expressly waived by Indemnitor), whereupon the same shall become immediately due and payable.

Section 5.2 Remedies Under Loan Documents. Exercise any and all other rights, remedies and recourses granted under the Loan Documents or as may be now or hereafter existing in equity or at law, by virtue of statute or otherwise, including actions for damages and specific performance.

ARTICLE VI
SITE ASSESSMENTS

If Lender shall ever have a reasonable basis to believe that there are Hazardous Substances (other than Customary Complying Substances) or Hazardous Substances Contamination affecting any of the Mortgaged Property, Lender (by its officers, employees and agents) at any time and from time to time, either prior to or after the occurrence of an Event of Default, may contract for the services of an Approved Site Reviewer to perform environmental site assessments ("Site Assessments") on the Mortgaged Property for the purpose of determining whether there exists on the Mortgaged Property any environmental condition which could result in any liability, cost or expense to the owner, occupier or operator of such Mortgaged Property arising under any Environmental Law. The Site Assessments may be performed at any time or times, upon reasonable notice and under reasonable conditions established by Indemnitor which do not impede the performance of the Site Assessments. The Approved Site Reviewers are hereby authorized to enter upon the Mortgaged Property for such purposes. The Approved Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of any Hazardous Substances Contamination on the Mortgaged Property, and such other tests on the Mortgaged Property as may be reasonably necessary to conduct the Site Assessments in the reasonable opinion of the Approved Site Reviewers. Indemnitor will supply to the Approved Site Reviewers such historical and operational information regarding the Mortgaged Property as may be reasonably requested by the Approved Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Approved Site Reviewers appropriate personnel having knowledge of such matters. On request, Lender shall make the results of such Site Assessments fully available to Indemnitor, which, prior to the occurrence of an Event of Default but not after, may at its election participate under reasonable procedures in the direction of such Site Assessments and the description of tasks of the Approved Site Reviewers. The reasonable cost of performing such Site Assessments shall be paid by Indemnitor upon demand of Lender and any such obligations shall be Indebtedness secured by the Loan Documents.

ARTICLE VII
INDEMNIFICATION

Section 7.1 Agreement to Indemnify. **REGARDLESS OF WHETHER ANY SITE ASSESSMENTS ARE CONDUCTED HEREUNDER, INDEMNITOR SHALL, JOINTLY AND SEVERALLY, PROTECT, INDEMNIFY AND HOLD HARMLESS LENDER AND ANY TRUSTEE ACTING ON LENDER'S BEHALF AND THEIR RESPECTIVE PARENTS, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM**

AND AGAINST ANY AND ALL LOSS, DAMAGE, COSTS, EXPENSE, ACTION, CAUSES OF ACTION AND LIABILITY (INCLUDING COURT COSTS AND REASONABLE ATTORNEYS' FEES AND EXPENSES) DIRECTLY OR INDIRECTLY ARISING FROM OR ATTRIBUTABLE TO THE USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL OR PRESENCE OF ANY HAZARDOUS SUBSTANCES IN, ON, UNDER, ABOUT OR FROM THE MORTGAGED PROPERTY, WHETHER EXISTING OR NOT EXISTING AND WHETHER KNOWN OR UNKNOWN AT THE TIME OF THE EXECUTION HEREOF AND REGARDLESS OF WHETHER OR NOT CAUSED BY, OR WITHIN THE CONTROL OF INDEMNITOR, INCLUDING (I) DAMAGES FOR PERSONAL INJURY, OR INJURY TO THE MORTGAGED PROPERTY, NEIGHBORING PROPERTIES OR NATURAL RESOURCES OCCURRING UPON OR OFF THE MORTGAGED PROPERTY, FORESEEABLE OR UNFORESEEABLE, INCLUDING THE COST OF DEMOLITION AND REBUILDING OF ANY IMPROVEMENTS ON THE MORTGAGED PROPERTY, INTEREST AND PENALTIES; (II) THE COSTS OF ANY REQUIRED OR NECESSARY ENVIRONMENTAL INVESTIGATION OR MONITORING, ANY REMEDIAL WORK, REPAIR, CLEANUP OR DETOXIFICATION OF THE MORTGAGED PROPERTY AND ANY NEIGHBORING PROPERTIES, AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL OR OTHER REQUIRED PLANS INCLUDING COURT COSTS AND FEES AND EXPENSES INCURRED FOR ATTORNEYS, CONSULTANTS, CONTRACTORS, EXPERTS AND LABORATORIES; AND (III) LIABILITY TO ANY THIRD PERSON OR ANY GOVERNMENTAL AUTHORITY TO INDEMNIFY SUCH PERSON OR GOVERNMENTAL AUTHORITY FOR COST EXPENDED IN CONNECTION WITH THE ITEMS REFERENCED IN SUBPARAGRAPH (II) IMMEDIATELY ABOVE. THIS COVENANT AND THE INDEMNITY CONTAINED HEREIN SHALL (1) SURVIVE THE RELEASE OF THE LIEN OF THE LIEN INSTRUMENT, OR THE EXTINGUISHMENT OF THE LIEN OF THE LIEN INSTRUMENT BY FORECLOSURE OR ACTION IN LIEU THEREOF AND SHALL CONTINUE IN EFFECT SO LONG AS A VALID CLAIM MAY BE LAWFULLY ASSERTED AGAINST THE INDEMNIFIED PARTIES, AND (2) EXCLUDE ANY DAMAGES ATTRIBUTABLE TO HAZARDOUS SUBSTANCES FIRST INTRODUCED ONTO THE MORTGAGED PROPERTY AFTER THE EXTINGUISHMENT OF THE LIEN OF THE LIEN INSTRUMENT BY FORECLOSURE OR ACTION IN LIEU THEREOF (BUT ONLY TO THE EXTENT THAT SUCH HAZARDOUS SUBSTANCES WERE NOT INTRODUCED BY ANY ACT OR OMISSION OF INDEMNITOR OR ANY AFFILIATE OR AGENT OF INDEMNITOR) OR OTHERWISE DUE TO LENDER'S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 7.2 Indemnification Procedures. If any action shall be brought against Lender based upon any of the matters for which Lender is indemnified hereunder, Lender shall notify Indemnitor in writing and Indemnitor shall promptly assume the defense thereof, including, without limitation, the employment of counsel acceptable to Lender and the negotiation of any settlement; provided, however, that any failure of Lender to notify Indemnitor of such matter shall not impair or reduce the obligations of Indemnitor thereunder. Lender shall have the right, at the expense of Indemnitor to employ separate counsel in any such action and to participate in the defense thereof. In the event Indemnitor shall fail to discharge or undertake to defend Lender against any claim, loss or liability for which Lender is indemnified hereunder, Lender may, at its sole option and election, defend or settle such claim, loss or liability. The liability of Indemnitor to Lender hereunder shall be conclusively established by such settlement, provided such settlement is made in good faith, the amount of such liability to include both the settlement consideration and the costs and expenses, including, without limitation court costs and attorneys' fees and expenses, incurred by Lender in effecting such settlement. Indemnitor shall not, without the prior written consent of Lender: (i) settle or compromise any action, suit, proceeding or claim or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to

Lender of a full and complete written release of Lender (in form, scope and substance satisfactory to Lender in its sole discretion) from all liability in respect of such action, suit, proceeding or claim and a dismissal with prejudice of such action, suit, proceeding or claim; or (ii) settle or compromise any action, suit, proceeding or claim in any manner that may adversely affect Lender or obligate Lender to pay any sum or perform any obligation as determined by Lender in its sole discretion. All costs indemnified hereunder shall be immediately reimbursable to Lender when and as incurred and, in the event of any litigation, claim or other proceeding, without any requirement of waiting for the ultimate outcome of such litigation, claim or other proceedings, and Indemnitor shall pay to Lender any and all costs within ten (10) days after written notice from Lender itemizing the amounts thereof incurred to the date of such notice. In addition to any other remedy available for the failure of Indemnitor to periodically pay such amounts owing hereunder, such amounts, if not paid within said ten (10) day period, shall bear interest at the Default Interest Rate.

ARTICLE VIII
LENDER'S RIGHT TO REMOVE HAZARDOUS SUBSTANCES

Lender shall have the right but not the obligation, without in any way limiting Lender's other rights and remedies under the Loan Documents, to enter onto the Mortgaged Property, perform Remedial Work or to take such other actions as it deems reasonably necessary or advisable to clean up, remove, resolve or minimize the impact of or otherwise deal with, any Hazardous Substances or Hazardous Substances Contamination in, on, under, about or from the Mortgaged Property following receipt of any notice from any Person asserting the existence of any Hazardous Substances or Hazardous Substances Contamination pertaining to the Mortgaged Property or any part thereof which, if true, could result in an order, notice, suit, imposition of a lien on the Mortgaged Property or other action and/or which, in Lender's reasonable opinion, could jeopardize Lender's security under the Loan Documents; provided, however, Lender shall have no right to proceed with any of the rights granted to it in this Article VIII until Lender has provided Indemnitor with written notice of Lender's intent to take any of the actions described in this Article VIII and Indemnitor fails to commence, within thirty (30) days (or such shorter period of time as may be required under any Environmental Law) following Indemnitor's receipt of such notice, all Remedial Work or other action necessary to clean-up, remove or resolve any of the foregoing and diligently proceeds thereafter to complete the same. All reasonable costs and expenses paid or incurred by Lender in the exercise of any such rights shall be included in the Indebtedness secured by the Loan Documents and shall be payable by Indemnitor upon demand.

ARTICLE IX
MISCELLANEOUS

Section 9.1 No Exculpation. This Agreement shall not be subject to any exculpation, non-recourse or other limitation of liability provisions in the Loan Documents, and Indemnitor acknowledges that Indemnitor's obligations under this Agreement are joint, several and unconditional, and are not limited by any such exculpation, non-recourse or similar limitation of liability provisions, if any, in the Loan Documents.

Section 9.2 Reimbursable Costs. Those costs, damages, liabilities, losses, claims, expenses (including court costs and reasonable attorneys' fees and expenses) for which Lender is indemnified hereunder shall be reimbursable to Lender after being paid by Lender, and Indemnitor shall pay such costs, expenses, damages, liabilities, losses, claims, expenses (including court costs and reasonable attorneys' fees and expenses) to Lender within ten (10) days after notice from Lender itemizing the amounts paid to the date of such notice. In addition to any remedy available for failure to periodically pay such amounts, such amounts shall thereafter bear interest at the Default Interest Rate. Payment by Lender shall not be a condition precedent to the obligations of Indemnitor under this Agreement.

Section 9.3 Notices. Any notice, communication, request or other documents or demand permitted or required hereunder shall be in writing and given in accordance with the provisions of the Loan Agreement.

Section 9.4 Governing Law. **THIS AGREEMENT IS EXECUTED AND DEILVERED AS AN INCIDENT TO A LENDING TRANSACTION NEGOTIATED AND CONSUMMATED IN DALLAS COUNTY, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CHOICE OF LAWS OR CONFLICT OF LAWS); PROVIDED, HOWEVER, THAT EITHER FEDERAL LAW OR, TO THE EXTENT FEDERAL LAW DOES NOT APPLY, THE LAW OF THE SITUS OF THE MORTGAGED PROPERTY SHALL BE APPLIED TO DETERMINE THE COMPLIANCE OF THE MORTGAGED PROPERTY WITH ENVIRONMENTAL LAWS. INDEMNITOR, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, HEREBY IRREVOCABLY (I) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN DALLAS COUNTY, TEXAS (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR IN THE FUTURE HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH ANY LOAN DOCUMENT BROUGHT IN THE APPLICABLE COURT OF DALLAS COUNTY, TEXAS OR IN THE UNITED STATES DISTRICT COURT WITH JURISDICTION OVER DALLAS COUNTY, TEXAS; (III) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM; AND (IV) AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY LOAN DOCUMENT ARISING OUT OF OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN ONE OF THE FOREGOING COURTS. INDEMNITOR AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED HEREIN. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST INDEMNITOR OR WITH RESPECT TO ANY OF INDEMNITOR'S PROPERTY IN COURTS IN OTHER JURISDICTIONS. THE SCOPE OF EACH OF THE FOREGOING WAIVERS IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. INDEMNITOR ACKNOWLEDGES THAT THESE WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S AGREEMENT TO ENTER INTO THE AGREEMENTS AND OBLIGATIONS EVIDENCED BY THE LOAN DOCUMENTS, AND THAT LENDER HAS ALREADY RELIED ON THESE WAIVERS AND WILL CONTINUE TO RELY ON EACH OF THESE WAIVERS IN RELATED FUTURE DEALINGS. THE WAIVERS IN THIS SECTION ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS APPLY TO ANY FUTURE RENEWALS, EXTENSIONS, AMENDMENTS, MODIFICATIONS OR REPLACEMENTS IN RESPECT OF THE APPLICABLE LOAN DOCUMENT. IN CONNECTION WITH ANY LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.**

Section 9.5 Waiver of Acceptance. Indemnitor waives any acceptance of this Agreement by Lender.

Section 9.6 No Waiver. The failure of any party to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not be deemed to be a waiver thereof nor give rise to any estoppel against such party, nor excuse any of the parties from their obligations hereunder. Any waiver of such right or remedy must be in writing and signed by the party to be bound. This Agreement is subject to enforcement at law and/or equity, including actions for damages and/or specific performance.

Section 9.7 Time is of Essence. Time is of the essence in this Agreement with respect to all of the terms, conditions and covenants herein contained.

Section 9.8 Survival. This Agreement shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive any exercise of any remedy by Lender under the Loan Documents, including foreclosure of the liens of the Loan Documents (or deed in lieu thereof), even if, as part of such foreclosure or deed in lieu of foreclosure, the Indebtedness is satisfied in full.

Section 9.9 **NO ORAL AGREEMENTS. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. THE PROVISIONS HEREOF AND THE OTHER LOAN DOCUMENTS MAY BE AMENDED OR WAIVED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY INDEMNITOR AND LENDER.**

Section 9.10 WAIVER OF RIGHT TO TRIAL BY JURY. INDEMNITOR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR INDEMNITOR, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR INDEMNITOR, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

Section 9.11 Joint and Several Liability. If this Agreement is executed by more than one party constituting Indemnitor, it is specifically agreed that Lender may enforce the provisions hereof with respect to one or more of such parties constituting Indemnitor without seeking to enforce the same as to all or any such. Each of the parties constituting Indemnitor hereby waives any requirement of joinder of all or any other of the parties constituting Indemnitor in any suit or proceeding to enforce the provisions of this Agreement. The obligations and liability hereunder of all parties constituting Indemnitor shall be joint and several.

Section 9.12 Counterparts; Facsimile and Electronic Transmission. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all Persons required to bind any party, or the acknowledgment of such party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures

of, or on behalf of, and the respective acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages. This Agreement shall become effective when it shall have been executed by Indemnitor and when Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the parties hereto. This Agreement, and any and all signed certificates and other documents delivered hereunder or in connection herewith, may be transmitted and/or signed by facsimile or e-mail transmission (e.g. "pdf" or "tif"). The effectiveness of any such documents and signatures shall, subject to applicable Legal Requirements, have the same force and effect as manually-signed originals and shall be binding on all parties to this Agreement. Lender may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or e-mail document or signature.

Section 9.13 Waiver. Indemnitor expressly agrees that Indemnitor shall be and remain liable, to the fullest extent permitted by applicable law, for any deficiency remaining after foreclosure of the Lien Instrument, whether or not the liability of Borrower or any other obligor for such deficiency is barred or discharged pursuant to any statute or judicial decision. Without any limitation of the foregoing, Indemnitor hereby expressly waives any defenses to collection of such deficiency from Indemnitor arising under O.C.G.A. §44 14 161. Indemnitor warrants and agrees that each of the waivers set forth herein is made with Indemnitor's full knowledge of its significance and consequences, and that the waivers are reasonable and not contrary to public policy or law. If any waiver or other provision of this Agreement shall be held to be prohibited by or invalid under applicable public policy or law, such waiver or other provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such waiver or other provision or any remaining provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

EXECUTED under seal to be effective as of the date first written above.

BORROWER/INDEMNITOR:

WILD ANIMAL SAFARI, INC.,
a Georgia corporation

By:____________________________ [SEAL]
Name: Geoff Gannon
Title: President

GUARANTOR/INDEMNITOR:

PARKS! AMERICA, INC.,
a Nevada corporation

By:____________________________ [SEAL]
Name: Geoff Gannon
Title: President

List of Attachments:

Exhibit A – Description of Real Property
Exhibit B – Description of Environmental Reports

Exhibit A

Description of Real Property

Tax Map #032-0-000-095

Tax Map #033-0-000-071

ALL THAT TRACT or parcel of land lying and being in Land Lots 137 and 170 of the 3d District of Troup County, Georgia, and Land Lots 8, 9, 10, 25 and 26 of the 4th District of Troup County, and being more particularly described as follows:

Beginning at an iron pin located at the intersection of the southern right of way line of Oak Grove Road (said road having an 80 foot right of way) and the West line of Land Lot 10 and the East line of Land Lot 25 running thence South 00 degrees 28 minutes 00 seconds East a distance of 1,191.94 feet to an iron pin found; thence run North 89 degrees 15 minutes 40 seconds East a distance of 850.44 feet to an iron pin found; thence run North 89 degrees 16 minutes 00 seconds East a distance of 526.95 feet to an iron pin found; thence run South 06 degrees 24 minutes 03 seconds East a distance of 967.49 feet to an iron pin found which is also located on the western right of way line of Murphy Cemetery Road (said road being a soil drive with a 25 - 30 foot, more or less, right of way, back of the ditch to back of ditch). Thence continuing along the western right of way of said Murphy Cemetery Road South 13 degrees 28 minutes 55 seconds West a distance of 202.36 feet to an iron pin set; thence run South 05 degrees 26 minutes 23 seconds West a distance of 175.54 feet to an iron pin set; thence run South 02 degrees 03 minutes 07 seconds West a distance of 225.26 feet to an iron pin set having a gate located thereon; thence run North 87 degrees 32 minutes 21 seconds East a distance of 29.73 feet to an iron pin set and also the southern terminus of Murphy Cemetery Road; thence leaving said right of way of Murphy Cemetery Road run North 77 degrees 51 minutes 16 seconds East a distance of 107.54 feet to an iron pin found; thence run North 01 degrees 11 minutes 55 seconds East a distance of 140.18 feet to an iron pin set; thence run North 60 degrees 56 minutes 59 seconds West a distance of 120.48 feet to an iron pin set located on the eastern right of way line of Murphy Cemetery Road; thence continuing along said eastern right of way line of Murphy Cemetery Road North 05 degrees 13 minutes 08 seconds East a distance of 173.37 feet to an iron pin set; thence run North 14 degrees 01 minutes 24 seconds East a distance of 405.36 feet to an iron pin set; thence run North 28 degrees 25 minutes 03 seconds East a distance of 109.75 feet to an iron pin set; thence run North 52 degrees 03 minutes 17 seconds East a distance of 162.99 feet to an iron pin set; thence run North 61 degrees 43 minutes 43 seconds East a distance of 198.38 feet to an iron pin found; thence run North 68 degrees 58 minutes 50 seconds East a distance of 146.40 feet to an iron pin set; thence run North 75 degrees 58 minutes 47 seconds East a distance of 221.76 feet to an iron pin found; thence run North 78 degrees 00 minutes 00 seconds East a distance of 210.87 feet to an iron pin found; thence run North 83 degrees 39 minutes 35 seconds East a distance of 225.35 feet to an iron pin found; thence run North 79 degrees 54 minutes 29 seconds East a distance of 78.51 feet to an iron pin found; thence run North 67 degrees 47 minutes 02 seconds East a distance of 77.25 feet to an iron pin found which is located on the southern right of way line of Oak Grove Road (said road having an 80 foot right of way) intersecting the southern terminus of Tucker Road (said road having an 80 foot right of way). Thence continuing along the southern right of way of Oak Grove Road and along an arc of 73.67 feet with a radius of 862.82 feet and a chord bearing South 63 degrees 15 minutes 05 seconds East a distance of 73.65 feet to an iron pin found; thence run along an arc of 216.85 feet with a radius of 862.82 feet and a chord bearing South 73 degrees 41 minutes 45 seconds East a distance of 216.28 feet to an iron pin set; thence run South 80 degrees 53 minutes 44 seconds East a distance of 378.53 feet to an iron pin found; thence leaving the southern right of way line of Oak Grove Road run South 02 degrees 58 minutes 54 seconds East a distance of 665.25 feet to an iron pin found; thence run South 73 degrees 23 minutes 04 seconds East a distance of 355.47 feet to an iron pin found; thence run South 00

degrees 40 minutes 21 seconds East a distance of 491.81 feet to a iron pin found; thence run North 89 degrees 14 seconds 07 seconds East a distance of 300.65 feet to an iron pin found located on the East line of Land Lot 137 and the West line of Land Lot 138; continuing along said East line of Land Lot 137 and the West line of Land Lot 138 South 00 degrees 44 minutes 09 seconds East a distance of 2,411.86 feet to an iron pin found; thence run South 88 degrees 33 minutes 49 seconds West a distance of 1,243.64 feet to an iron pin found which is a located on the East line of Land Lot 9 and the West line of Land Lot 137; continuing along said East line of Land Lot 9 and the West line of Land Lot 137 South 00 degrees 51 minutes 02 seconds East a distance of 1,170.01 to an iron pin set which is located 49 feet, more or less, north of the centerline of the Turkey Creek (the centerline of said creek being the property line and also along property now or formerly known as the Taylor Property) following the meanderings of said Turkey Creek in a northwesterly direction to a point located 15 feet north, more or less, to an iron pin found and having the following Tie Line (not a property line) calls and distances: North 22 degrees 15 minutes 25 seconds West a distance of 819.57 feet to a point; run thence North 56 degrees 55 minutes 24 seconds West a distance of 391.97 feet to a point; run thence North 66 degrees 48 minutes 34 seconds West a distance of 408.21 feet to a point; run thence North 82 degrees 33 minutes 16 seconds West a distance of 389.03 feet to a point; run thence North 15 degrees 44 minutes 32 seconds West a distance of 306.92 feet to a point; run thence South 73 degrees 45 minutes 09 seconds West a distance of 546.36 feet to an iron pin found which is located 15 feet south of the centerline of Turkey Creek. Thence run South 00 degrees 23 minutes 03 seconds East a distance of 104.00 feet from an iron pin set; run thence South 00 degrees 41 minutes 38 seconds East a distance of 420.84 feet to an iron pin found located on the South line of Land Lot 9 and the North line of Land Lot 8, continuing along said South line of Land Lot 9 and the North line of Land Lot 8 South 89 degrees 15 minutes 48 seconds West a distance of 879.71 feet to the common comers of Land Lot 26, Land Lot 27, Land Lot 9 and Land Lot 8; run thence along the East line of Land Lot of 26 and the West line of Land Lot 9 North 00 degrees 41 minutes 32 seconds West a distance of 243.88 feet to an iron pin found; thence continuing along the East line of Land Lot of 26 and the West line of Land Lot 9 North 00 degrees 41 minutes 32 seconds West a distance of 526.12 feet to an iron pin set which is located 15 feet south, more or less, of the centerline of the Turkey Creek (the centerline of said creek being the property line and also along property now or formerly known as Mt. Laurel Farms Subdivision) following the meanderings of said Turkey Creek in a northwesterly direction to a point located 53 feet south, more or less, to an iron pin set and having the following Tie Line (not a property line) calls and distances: North 83 degrees 30 minutes 46 seconds West a distance of 503.61 feet to a point; North 25 degrees 03 minutes 59 seconds West a distance of 585.58 feet to a point; North 23 degrees 20 minutes 54 seconds East a distance of 594.98 feet to a point; North 54 degrees 56 minutes 23 seconds West a distance of 640.15 feet to a point; North 29 degrees 55 minutes 43 seconds West a distance of 567.68 feet to a point; South 73 degrees 15 minutes 06 seconds West a distance of 823.05 feet to an iron pin set located on the eastern right of way line of Floyd Road and also 53 feet north, more or less, from the centerline of Turkey Creek. Thence continuing on the eastern right of way line of Floyd Road North along an arc of 115.54 feet with a radius of 1,018.47 feet and a chord bearing North 17 degrees 59 minutes 37 seconds West a distance of 115.48 feet to an iron pin set; thence run North 21 degrees 15 minutes 01 seconds West a distance of 203.92 feet to an iron pin set; thence run North 20 degrees 31 minutes 47 seconds West a distance of 632.02 feet to an iron pin set; thence run North 20 degrees 06 minutes 18 seconds West a distance of 505.47 feet to an iron pin found; thence leaving the said easterly right of way line of Floyd Road running North 83 degrees 20 minutes 16 seconds East a distance of 438.41 feet to an iron pin found; thence run North 17 degrees 44 minutes 49 seconds West a distance of 152.55 feet to an iron pin found; thence run North 17 degrees 45 minutes 16 seconds West a distance of 148.51 feet to an iron pin found; thence run North 17 degrees 46 minutes 34 seconds West a distance of 148.59 feet to an iron pin found; thence run North 83 degrees 25 minutes 38 seconds East a distance of 585.54 feet to an iron pin found; thence run North 00 degrees 42 minutes 56 seconds West a distance of 1,298.42 feet to iron pin set which is also located on the southern right of way of Oak Grove Road (said road having an 80 foot right of way); thence continuing along the southern right of way of Oak Grove Road South 89 degrees 52 minutes 46 seconds East a distance of 201.49 feet to an iron pin set; thence North 89 degrees 25 minutes 53 seconds East a distance of 853.30 feet to an iron pin

set; thence continuing along the southern right of way of Oak Grove Road and along an arc of 401.11 feet with a radius of 1,883.75 feet and a chord bearing South 84 degrees 28 minutes 34 seconds East a distance of 400.35 feet to an iron pin set; thence running South 78 degrees 08 minutes 43 seconds East a distance of 201.54 feet to an iron pin found which is also the point of beginning.

Said tract or parcel of land containing 539.94 acres, more or less, with improvements thereon, as more particularly described on a Survey and Plat By Jackson Land Surveying Co., Certified to Wild Animal Safari, Inc., CB&T, a Division of Synovus Bank, U. S. Small Business Administration, Morris|Hardwick|Schneider, Chicago Title Insurance Company, dated November 28, 2012, which plat is attached hereto as Exhibit "B" and incorporated herein by reference.

LESS AND EXCEPT:

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 25 of the 4th Land District of Troup County, Georgia, identified as Tract 1 containing 48.246 acres, as shown on plat of survey prepared by Stothard Surveying, Inc., entitled "Subdivision Survey for Michael Newman", dated August 19, 2025, and recorded in Plat Book 85, Page 280, Troup County, Georgia, Deed Records, which plat is by reference incorporated herein and made a part hereof for the purpose of a more accurate and complete description.

Exhibit B

Description of Environmental Reports

None.

CERTIFICATION OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform **CENDERA BANK, N.A.**, a national association (the "Transferee"), that withholding of tax is not required upon the disposition of a U.S. real property interest by **WILD ANIMAL SAFARI, INC.**, a Georgia corporation (whether one or more, the "Transferor"), the undersigned hereby certifies effective as of August 26, 2026, the following on behalf of the Transferor:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Transferor's U.S. taxpayer identification number is 84-4637163; and

3. Transferor's office address is 1300 Oak Grove Road, Pine Mountain, GA 31822.

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Transferor agrees not to cause or permit any of the information given in this Certificate to change without prior to or contemporaneously therewith notifying the Transferee thereof in writing.

This Certificate is given in connection with the loan evidenced by that certain promissory note of even date herewith in the original principal amount of **$1,300,000.00** from the Transferor and payable to the order of the Transferee, which loan is (i) evidenced by that certain Loan Agreement (the "Loan Agreement") of even date herewith executed by and between Transferor, as borrower, and Transferee, as Lender, and (ii) secured by one or more deeds of trust or mortgages and/or security instruments with respect to certain real property and personal property collateral. Transferor agrees that any failure of any representation or warranty made hereunder to be true and correct in all respects or any failure to perform any covenant contained herein shall constitute an Event of Default under the Loan Agreement.

To the extent Transferor should constitute more than one entity, all representations, warranties and covenants by Transferor hereunder shall be deemed provided on a joint and several basis.

Under penalties of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

[SIGNATURE PAGE FOLLOWS]

EXECUTED to be effective as of the date first written above.

TRANSFEROR:

WILD ANIMAL SAFARI, INC.,
a Georgia corporation

By: ______________________________
Name: Geoff Gannon
Title: President